                                                                      EXHIBIT 11
                                                                         Primary


[LCI INTERNATIONAL LOGO]

                    Computation of Earnings per Common Share
                                     Primary

(In millions, except per share data)

                                               ------------------------  -------------
                                                      1996       1995         1994
                                               ------------------------  -------------

INCOME ON COMMON STOCK
===============================

Net Income                                         $   74.8   $   50.8   $    6.8
Preferred Dividends                                    (2.8)      (5.7)      (5.8)
                                               -------------------------------------
     Income on Common Stock                        $   72.0   $   45.1   $    1.0
                                               =====================================


SHARES OUTSTANDING
===============================

Weighted Average Number of                             71.7       60.8       59.2
     Common Shares Outstanding

Common Shares Issuable Upon
     the Assumed Exercise of Stock                     14.3       12.9       10.4
    Options and Stock Warrants

Common Shares Repurchased
     Through Treasury Stock Method
     Upon the Assumed Exercise of Stock
    Options and Stock Warrants                         (3.9)      (4.8)      (4.1)

Assumed Conversion of
 Convertible Preferred Stock                            5.2       12.1         -
                                               ---------------------------------------


Weighted Average Number of
     Common Shares Outstanding                         87.3       81.0       65.5
                                               =======================================


EARNINGS PER SHARE
===============================

NET INCOME PER COMMON SHARE                        $   0.86   $   0.63   $   0.02
                                               =======================================

                                                                      EXHIBIT 11
                                                                   Fully Diluted


[LCI INTERNATIONAL LOGO]



                    Computation of Earnings per Common Share
                                  Fully Diluted

(In millions, except per share data)

                                               ------------------------  -------------
                                                    1996       1995         1994
                                               ------------------------  -------------
INCOME ON COMMON STOCK
===============================

Net Income                                         $   74.8   $   50.8   $    6.8
Preferred Dividends                                    (2.8)      (5.7)      (5.8)
                                               -------------------------------------
     Income on Common Stock                        $   72.0   $   45.1   $    1.0
                                               =====================================


SHARES OUTSTANDING
===============================

Weighted Average Number of                             71.7       60.8       59.2
     Common Shares Outstanding

Common Shares Issuable Upon
     the Assumed Exercise of Stock                     14.3       12.9       10.8
    Options and Stock Warrants

Common Shares Repurchased
     Through Treasury Stock Method
     Upon the Assumed Exercise of Stock
    Options and Stock Warrants                         (3.9)      (3.7)      (3.3)

Assumed Conversion of
 Convertible Preferred Stock                            5.2       12.1         -
                                               ---------------------------------------


Weighted Average Number of
     Common Shares Outstanding                         87.3       82.1       66.7
                                               =======================================


EARNINGS PER SHARE
===============================

NET INCOME PER COMMON SHARE                        $   0.86   $   0.62   $   0.02
                                               =======================================